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                                                                     EXHIBIT 5.1


                               HALE AND DORR LLP
                               COUNSELORS AT LAW
                                  haledorr.com
                                1 FREEDOM SQUARE
               11951 FREEDOM DRIVE, SUITE 1400  RESTON, VA 20190
                        703-654-7000     FAX 703-654-7100









                                  June 17, 2003

SRA International, Inc.
4350 Fair Lakes Court
Fairfax, VA  22033

     Re:  Registration Statement on Form S-1
          ----------------------------------
Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-105626) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 3,162,500 shares of Class A Common Stock, $0.004 par value per share (the "Shares"), of SRA International, Inc., a Delaware corporation (the "Company"), of which (i) up to 2,526,878 Shares (including 33,878 Shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company and (ii) the remaining 635,622 Shares will be sold by certain stockholders of the Company (the "Selling Stockholders") (including 378,622 Shares issuable upon the exercise of an over-allotment option granted by certain of the Selling Stockholders"). The Shares to be sold by the Selling Stockholders include 280,000 shares (the "Option Shares") which are issuable by the Company upon the exercise of outstanding options (the "Options").

         The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and Citigroup Global Markets Inc., Goldman, Sachs & Co., Legg Mason Wood Walker, Incorporated, Adams, Harkness & Hill, Inc., BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., and RBC Dain Rauscher Inc., as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

         We are acting as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.


BOSTON            LONDON            MUNICH            NEW YORK            OXFORD
    PRINCETON            RESTON             WALTHAM             WASHINGTON
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       Hale and Dorr LLP is a Massachusetts Limited Liability Partnership


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SRA International, Inc.
June 17, 2003
Page 2

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Virginia, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that
(i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are, or, in the case of the Option Shares, when issued and paid for in accordance with the terms of the Options, will be, validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Hale and Dorr LLP

                                HALE AND DORR LLP